Webcast Alert:  ICO, Inc. Announces Fourth Quarter
and Fiscal Year 2009 Earnings Webcast

    HOUSTON, November 30, 2009 /PRNewswire-FirstCall/ -- ICO, Inc. (NASDAQ: ICOC) announces the following Webcast:

     What:      Fourth Quarter and Fiscal Year 2009 Earnings

     When:     December 3, 2009 at 9:00 AM Central/10:00 AM Eastern

     Where:    http://www.icopolymers.com

     How:      Live over the Internet -- Simply log on to the web at the
                    address above.

     Contact:  Brad Leuschner of ICO, Inc. 713.351.4100

Investors may participate in the conference call by dialing 1-847-413-3235, passcode 25895059.   A digital replay will be available one hour after the conference ends through March 2, 2010 by dialing 630-652-3044, passcode 25895059.

With 20 locations in 9 countries, ICO produces custom polymer powders for rotational molding and other polymer related businesses, such as the textile, metal coating and masterbatch markets. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the plastic film industry.  Additional information about ICO, Inc. can be found on the Company’s website at www.icopolymers.com.

SOURCE:  ICO, Inc